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Deloitte & Touche LLP                                               Exhibit 23.2
750 College Road East
3rd Floor
Princeton, New Jersey 08540

Tel: (609) 514-3600
Fax: (609) 514-3603
www.deloitte.com
                                                        [DELOITTE & TOUCHE LOGO]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.2 to Registration Statement No. 333-76676 of DVI, Inc. on Form S-3 of our report dated August 10, 2001, appearing in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 2001, and the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
August 16, 2002











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Deloitte
Touche
Tohmatsu
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